                                                                    EXHIBIT 10.7



                              EMPLOYMENT AGREEMENT


                 THIS EMPLOYMENT AGREEMENT is entered into as of _________, 1997 by and between International Aircraft Investors, a California corporation ("Employer") and Michael P. Grella ("Employee").


                                  WITNESSETH:


                 WHEREAS, Employee has been employed by Employer in various capacities, most recently as President, and Employer desires to obtain the benefit of continued service by Employee, and Employee desires to render services to Employer;

                 WHEREAS, the Board of Directors of Employer (the "Board") has determined that because of Employee's substantial experience and business relationships in connection with the business of aircraft leasing and Employee's familiarity with the clientele served by Employer, it is in Employer's best interest and that of its stockholders to secure the services of Employee, to secure certain additional commitments from Employee and to provide Employee certain additional benefits; and

                 WHEREAS, Employer and Employee desire to set forth in this Agreement the terms and conditions of Employee's employment with Employer.

                 NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

                 1. Term. Employer agrees to employ Employee and Employee agrees to serve Employer, in accordance with the terms of this Agreement, for a term of three years, commencing as of _________, 1997 and ending December 31, 2000, unless this Agreement is earlier terminated in accordance with the provisions which follow; provided, however, that unless Employer or Employee gives written notice to the other party to the contrary at least 30 days prior to any anniversary of the date hereof, the term of this Agreement shall automatically be extended for an additional term of one (1) year on such anniversary date. The term of this

Agreement shall include any automatic extensions pursuant to the preceding sentence.

                 2. Services and Exclusivity of Services. So long as this Agreement shall continue in effect, Employee shall devote his full business time, energy and ability exclusively to the business, affairs and interests of Employer and its subsidiaries and matters related thereto, shall use Employee's best efforts and abilities to promote Employer's interests, and shall perform the services contemplated by this Agreement in accordance with policies established by and under the direction of the Board.

                 Employee agrees to serve without additional remuneration in such official capacities for one or more direct or indirect subsidiaries of Employer as the Board may from time to time request, subject to appropriate authorization by the subsidiary or subsidiaries involved and any limitations under applicable law. Employee agrees to faithfully and diligently promote the business, affairs and interests of Employer and its subsidiaries.

                 Without the prior express written authorization of the Board, Employee shall not, directly or indirectly, during the term of this Agreement:
(a) render services to any other person or firm for compensation or (b) engage in any activity competitive with or adverse to Employer's business, whether alone, as a partner, or as an officer, director, employee or significant investor of or in any other entity; provided, however, that Employee may continue to own an investment in Great Lakes Holdings, which is the parent of Northern Lakes Financial Corp. and Northern Lakes Equity, which are special purposes companies that each own one B 727-200 aircraft on lease to Sun Country Airlines, Inc. (An investment of greater than 10% of the outstanding capital or equity securities of an entity shall be deemed significant for these purposes.)

                 Employee may make and manage personal business investments of his choice and serve in any capacity with any civic, educational or charitable organization without seeking or obtaining approval by the Board, provided that such activities and services do not substantially interfere or conflict with the performance of duties hereunder or create any conflict of interest with such duties. An investment that exceeds 10% of the




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equity securities or capitalization of a competitor, supplier or customer of
Employer shall be deemed to constitute such a conflict. Employee shall not serve in any of such capacities for any business enterprise unless such service is expressly authorized by the Board in advance.

                 3. Specific Position; Duties and Responsibilities. Employer and Employee agree that, subject to the provisions of this Agreement, Employer will employ Employee and Employee will serve Employer as a senior officer for the duration of this Agreement. The specific position in which Employee shall initially serve shall be President. Employee agrees to observe and comply with the rules and regulations of Employer as adopted by the Board respecting the performance of Employee's duties and agrees to carry out and perform orders, directions and policies of Employer and its Board as they may be, from time to time, stated either orally or in writing. Employee shall have such corporate power and authority as shall reasonably be required to enable the discharge of duties in any office that may be held.

                 4.       Compensation.

                 (a)      Base Compensation.

                 During the term of this Agreement, Employer agrees to pay Employee a base salary at the rate set forth below, payable in equal twice monthly installments. From the effective date of this Agreement through _____________, Employee's base salary shall be $140,000 per year. Thereafter, Employee's base salary shall be determined by the Board of Directors for each subsequent 12-month period and the Board of Directors shall notify Employee of his base salary in advance of the applicable period. Employee's base salary in each successive 12-month period shall not be less than the preceding 12-month period. The Board of Directors will retain a qualified compensation consultant to determine a competitive base salary range for the position. The Board of Directors will then set the Employee's base salary at an appropriate level based on the advice of the compensation consultant and the result of the Employee's annual performance review.

                 (b)      Bonus.





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                 Employee shall be eligible to participate in Employer's
current long-term and annual bonus programs and any other incentive programs hereafter established for senior officers of Employer. The bonus amounts (the "Bonus") shall be determined each calendar year at the time of the annual salary review and shall be based on Employee's performance against a mutually agreed upon written performance criteria. The Bonus program for the first year shall be as follows and for subsequent years shall in no event be less than the preceding 12-month period.

                  % of Employee's                            % of Employer's
                 Base Compensation                        Target Pretax Income
                 -----------------                        --------------------
                        50%                                        100%
                        75%                                        120%
                       100%                                        140%
                       125%                                        159%

The Bonus shall be calculated on a pro rata basis between the bonus percentages set forth above. If the Employer's consolidated pretax income is greater than 160% of Target Pretax Income, Employee shall be entitled to such other or additional Bonus as the Employer's Board of Directors may deem appropriate.
The Employer's consolidated pretax income shall be calculated in accordance with generally accepted accounting principles, except that consolidated pretax income shall be calculated prior to any deductions for any bonuses payable to any employees. "Target Pretax Income" means the targeted consolidated pretax income for a fiscal year established by the Board of Directors. The Bonus for any fiscal year shall be payable on or before the date 60 days after the end of such fiscal year and shall be payable one-half in cash and one- half in Common Stock of Employer, valued at the closing price of the Common Stock of Employer on NASDAQ on the date three business days after the Employer publicly discloses its financial results for the fiscal year.

                 (c)      Additional Benefits.

                 Employee shall also be entitled to all rights and benefits for which Employee is otherwise eligible under any bonus plan, incentive, participation or extra compensation plan, pension plan, profit-sharing plan, life, medical, dental, disability, or insurance plan or policy or other plan or benefit





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that Employer or its subsidiaries may provide for Employee or (provided
Employee is eligible to participate therein) for senior officers or for employees of Employer generally, as from time to time in effect, during the term of this Agreement (collectively, "Additional Benefits"). The Additional Benefits shall be provided at the level commensurate with the office held at the time.

                 (d)      Perquisites.

                 Employee shall be entitled to paid vacation in accordance with Employer's policies which are applicable to other executive employees of Employer. Commencing with this Agreement, the annual paid vacation shall be four (4) weeks.

                 During the term of this agreement, Employer shall provide Employee a vehicle or vehicle allowance in accordance with Employer's automobile policy as from time to time in effect.

                 (e)      Limited Benefit Succession.

                 If Employee's full-time services are terminated hereunder, other than pursuant to Section 5(c), and Employee is no longer eligible for Additional Benefits because of such termination, Employee (or in event of death, such person or persons as Employee shall have directed in writing or, in the absence of a designation, the estate of Employee (the "Beneficiary")) shall be entitled to and Employer shall provide benefits substantially equivalent to those benefits in the nature of health and welfare type benefits to which Employee was entitled immediately prior to such termination, but shall not be entitled to option, equity, appreciation, profit sharing, deferred compensation, savings, bonus, participation, pension, extra compensation and other incentive plan benefits except to the extent otherwise expressly provided in any then outstanding awards to such Employee, but in each case (1) only for the period (if any) during which Employee (or (if expressly entitled thereto) Beneficiary, as the case may be) remains entitled to receive Base Salary, (2) only to the extent that Employee or such Beneficiary is not entitled to comparable benefits from another employer or provider, and (3) subject to any other express limitations elsewhere in this Agreement or any applicable plan.





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                 (f)      Overall Qualification.

                 Employer reserves the right to modify, suspend or discontinue any and all of the above referenced benefit plans, practices, policies and programs at any time (whether before or after termination of employment) without notice to or recourse by Employee so long as (i) such action is taken generally with respect to other similarly situated persons and does not single out Employee, and (ii) Employer makes provision that all benefits accrued to Employee to the date such plan is terminated will be paid to Employee.

                 5. Termination. The employment of Employee by Employer, shall be terminated prior to expiration of the term of this Agreement only as provided in this Section 5 or Section 6:

                 (a)      Disability.

                 In the event that Employee shall fail, because of illness, incapacity or injury which is determined to be total and permanent by a physician selected by Employer or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably) to render for three consecutive months or for shorter periods aggregating 75 or more business days in any twelve (12)-month period, the services contemplated by this Agreement, Employee's employment hereunder may be terminated by written notice of termination from Employer to Employee. Thereafter, Employer shall continue for the then remaining term of this Agreement to pay Base Salary to Employee at a rate and time and in an amount and manner equal to (i) the Base Salary payable immediately prior to the termination, minus (ii) the amount of any cash payments to Employee under the terms of any Employer's disability insurance. Thereafter, no further salary shall be paid.





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                 (b)      Death.

                 In the event of Employee's death during the term, Employee's Base Salary and any other right or benefit which does not by its terms end at the death of Employee shall be paid to the Beneficiary for the then remaining term of this Agreement. This Agreement in all other respects will terminate upon the death of Employee, except as otherwise expressly provided in Section 4(f).

                 (c)      For Cause.

                 Employee's employment hereunder shall be terminated and all of his rights to receive Base Salary, Bonus and (subject to the terms of any plans relating thereto) Additional Benefits hereunder in respect of any period after such termination, shall terminate upon a determination by the Board, acting in good faith based upon actual knowledge at such time, that Employee is engaging or has engaged in willful misconduct, or has willfully violated any law, rule or regulation or has been convicted of a felony. Notwithstanding the foregoing, Employee shall not be terminated for cause pursuant to this
         Section 5(c) unless and until Employee has received notice of a proposed termination for cause and Employee has had an opportunity to be heard before at least a majority of the members of the Board.





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
                 (d)      Without Cause.

                 Notwithstanding any other provision of this Section 5, the Board shall have the right to terminate Employee's employment with Employer at any time, but any such termination other than as expressly provided in Section 5(c) herein shall be without prejudice to Employee's rights to receive Base Salary and the Additional Benefits provided under this Agreement for the remainder of the term. If Employee is so terminated without cause, Employee may elect to receive a lump sum payment representing the present value of aggregate unpaid Base Salary discounted to present value at a rate of 7% per annum in lieu of all rights of Employee, including any rights to Additional Benefits hereunder, all of which shall terminate upon the payment of such lump sum amount.

                 (e) Exclusive Remedy. Employee agrees that the payments expressly provided and contemplated by this Agreement shall constitute the sole and exclusive obligation of Employer in respect of Employee's employment with and relationship to the Company and that the payment thereof shall be the sole and exclusive remedy for any termination of Employee's employment. Employee covenants not to assert or pursue any other remedies, at law or in equity, with respect to any termination of employment.

                 6. Change in Control. If a "Change in Control" of Employer (or any successor), as defined below, occurs during the term of this Agreement and if, within one year after the Change in Control Employee's employment hereunder is terminated for any reason other than pursuant to
Section 5(c) hereof or Employee terminates his employment hereunder for "good reason", as defined below, then the Base Salary and all of the other benefits to which Employee is entitled under Section 4 hereof shall continue to the expiration of the term of this Agreement.

                 For purposes of the foregoing provisions, "Change in Control" shall mean the occurrence of any of the following: (i) approval by the shareholders of Employer of the dissolution or liquidation of Employer; (ii) approval by the shareholders of Employer of an agreement to merge or consolidate, otherwise reorganize, with or into one or more entities, as a result of





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which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by shareholders of the Employer immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of Employer's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to such reorganization held by affiliates of Employer); (iii) approval by the shareholders of Employer of the sale, lease, conveyance or other disposition of all or substantially all of Employer's business and/or assets to a person or entity which is not a wholly-owned subsidiary of Employer; (iv) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a person who is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 20% of the outstanding shares of Common Stock of Employer at the date of this Agreement (or an affiliate, successor, heir, descendent or related party of or to any such person), becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Employer representing more than 25% of the combined voting power of Employer's then outstanding securities entitled to then vote generally in the election of directors of Employer; or (v) a majority of the Board of Directors of Employer not being comprised of Continuing Directors. For purposes of this clause, "Continuing Directors" are persons who were (A) members of the Board of Directors of Employer on the date of this Agreement or (B) nominated for election or elected to the Board of Directors of Employer with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

                 For purposes of the foregoing provisions, "good reason" shall mean: (i) the assignment to Employee of any duties inconsistent in any respect with Employee's position (including status, offices and reporting requirements), authority, duties or responsibilities as of the date immediately preceding the Change in Control of Employer or any other action by Employer which





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results in a diminishment in such position, authority, duties or responsibilities, excluding for this purpose an isolated and insubstantial action not taken in bad faith and not intended to be inconsistent with this Agreement and which is remedied by Employer promptly after receipt of notice thereof given by Employee; (ii) any reduction in salary or percentages of compensation available as target incentives, or any material change in fringe benefits or perquisites not agreed to by Employee; (iii) the cessation of Employee's eligibility to participate in any stock-based compensation plans maintained by Employer for executives prior to the Change in Control of Employer; (iv) Employer requiring Employee to be based in any office or location other than one within 30 miles of the office at which Employee is based at the time of the Change in Control of Employer, except for travel reasonably required in the performance of Employee's responsibilities; and (v) failure of any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Employer to expressly assume this Agreement.

                 7. Business Expenses. During the term of this Agreement, to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by Employer (whether or not fully deductible by Employer) for federal income tax purposes as ordinary and necessary business expenses, Employer shall reimburse Employee promptly for reasonable business expenditures, including travel, entertainment, parking, business meetings and professional dues made and substantiated in accordance with policies, practices and procedures established from time to time by the Board and incurred in pursuit and furtherance of Employer's business and good will.

                 8. Indemnity. To the fullest extent permitted by applicable law and the bylaws of Employer, as from time to time in effect, Employer shall indemnify Employee and hold Employee harmless for any acts or decisions made in good faith while performing services for Employer. To the same extent, Employer will pay and, subject to any legal limitations, advance all expenses, including reasonable attorneys' fees and costs of court approved settlements, actually and necessarily incurred by Employee in connection with the defense of any action, suit or





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proceeding and in connection with any appeal thereon, which has been brought against Employee by reason of Employee's service as an officer or agent of Employer or of a subsidiary of Employer.

                 9.       Miscellaneous.

                 (a)      Succession; Survival.

                 This Agreement shall inure to the benefit of and shall be binding upon Employer, its successors and assigns, but without the prior written consent of Employee this Agreement may not be assigned other than in connection with a merger or sale of substantially all the assets of Employer or a similar transaction in which the successor or assignee assumes (whether by operation of law or express assumption) all obligations of Employer hereunder including without limitation those in Section 6 hereof in respect of such successor or assignee. The obligations and duties of Employee hereunder are personal and otherwise not assignable. Employee's obligations and representations under this Agreement will survive the termination of Employee's employment, regardless of the manner of such termination.

                 (b)      Notices.

                 Any notice or other communication provided for in this Agreement shall be in writing and sent if to Employer to its office at:


                          International Aircraft Investors
                          3655 Torrance Boulevard
                          Suite 410
                          Torrance, California  90503
                          Attention:  Chairman of the Board

         or at such other address as Employer may from time to time in writing designate, and if to Employee at such address as Employee may from time to time in writing designate (or Employee's business address of record in the absence of such designation). Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or





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         pursuant to) this Section 9(b) and an appropriate answerback is received, (ii) if given by mail, three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when actually delivered at such address.

                 (c)      Entire Agreement; Amendments.

                 This Agreement contains the entire agreement of the parties relating to the subject matter hereof and it supersedes any prior agreements, undertakings, commitments and practices relating to Employee's employment by Employer. No amendment or modification of the terms of this Agreement shall be valid unless made in writing and signed by Employee and, on behalf of Employer, by an officer expressly so authorized by the Board.

                 (d)      Waiver.

                 No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof or of any other right, nor shall any single or partial exercise preclude any further or other exercise of such right or any other right.

                 (e)      Choice of Law.

                 This Agreement, the legal relations between the parties and any action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, the relationship of the parties or the subject matter hereof shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State and without regard to conflicts of law doctrines, to the extent permitted by law.

                 (f)      Agreement to Mediate Dispute.

                 If any dispute, controversy or claim (collectively, a "Dispute") under, arising out of, in connection with, or relating to this Agreement or the respective obligations of





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         the parties hereto including, without limitation, any Dispute involving an alleged breach of this Agreement shall arise, representatives of the parties hereto shall meet and attempt to resolve the Dispute. If they cannot resolve the Dispute within 15 days, the parties shall, in good faith, attempt to select a third party to mediate the Dispute. The cost and expenses of the person selected to mediate the Dispute shall be paid by Employer.

                 (g)      Attorneys' Fees in Action on Contract.

                 If any litigation shall occur between Employee and Employer which litigation arises out of or as a result of this Agreement or the acts of the parties hereto pursuant to this Agreement, or which seeks an interpretation of this Agreement. The prevailing party shall be entitled to recover all costs and expenses of such litigation, including reasonable attorneys' fees and costs.

                 (h) Waiver of Jury Trial. EMPLOYER AND EMPLOYEE HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE EMPLOYMENT RELATIONSHIP BETWEEN THEM OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR SUCH RELATIONSHIP. The scope of this waiver is intended to be all- encompassing of any and all disputes that may be filed in any court or that relate to the subject matter of this Agreement, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims, to the maximum extent permitted by law. Employer and Employee each acknowledge that this waiver is a material inducement to enter into this Agreement, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. EMPLOYER AND EMPLOYEE FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING
         THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING.   THIS WAIVER
         SHALL APPLY TO ANY SUBSEQUENT MODIFICATIONS TO OR EXTENSIONS OF





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         THIS AGREEMENT.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                 (i)      Confidentiality; Proprietary Information.

                 Employee agrees to not make use of, divulge or otherwise disclose, directly or indirectly any trade secret or other confidential or proprietary information concerning the business (including but not limited to its products, employees, services, practices or policies) of Employer or any of its affiliates of which Employee may learn or be aware as a result of Employee's employment during the Term or prior thereto as stockholder, employee, officer or director of or consultant to Employer, except to the extent such use or disclosure is (i) necessary to the performance of this Agreement and in furtherance of Employer's best interests, (ii) required by applicable law, (iii) lawfully obtainable from other sources, or (iv) authorized in writing by Employer. The provisions of this subsection
         (h) shall survive the expiration, suspension or termination, for any reason, of this Agreement.

                 (j)      Trade Secrets.

                 Employee, prior to and during the term of employment, has had and will have access to and become acquainted with various trade secrets, consisting of customer lists, contracts, and compilations of information, records and specifications, which are owned by Employer and regularly used in the operation of their respective businesses and which may give Employer an opportunity to obtain an advantage over competitors, who do not know or use such trade secrets. Employee agrees and acknowledges that Employee has been granted access to these valuable trade secrets only by virtue of the confidential relationship created by Employee's employment and Employee's prior relationship to, interest in and fiduciary relationships to Employer. Employee shall not disclose any of the aforesaid trade secrets, directly or indirectly, or use them in any way, either during the term of this Agreement or at any time thereafter, except as required in the course of employment by Employer and for its benefit.





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                 All records, files, documents, specifications, equipment, and similar items relating to the business of Employer or its affiliates, including without limitation all records relating to customers (the "Documents"), whether prepared by Employee or otherwise coming into Employee's possession, shall remain the exclusive property of Employer or such affiliates and shall not be removed from the premises of Employer or its affiliates under any circumstances whatsoever without the prior consent of a Senior Officer. Upon termination of employment, Employee agrees to promptly deliver to Employer all Documents in the possession or under the control of Employee.

                 (k)      Severability.

                 If this Agreement shall for any reason be or become unenforceable in any material respect by any party, this Agreement shall thereupon terminate and become unenforceable by the other party as well. In all other respects, if any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect, and if any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances, to the fullest extent permitted by law.

                 (l)      Withholding; Deductions.

                 All compensation payable hereunder, including salary, Bonus and other benefits, shall be subject to applicable taxes, withholding and other required, normal or elected employee deductions.

                 (m)      Section Headings.

                 Section and other headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.





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
                 (n)      Counterparts.

                 This Agreement and any amendment hereto may be executed in one or more counterparts. All of such counterparts shall constitute one and the same agreement and shall become effective when a copy signed by each party has been delivered to the other party.

                 (o)      Representation By Counsel; Interpretation.

                 Employer and Employee each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the matters contemplated by this Agreement.
         Accordingly, any rule of law, including but not limited to Section 1654 of the California Civil Code, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.





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                 IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        "EMPLOYER"

                                        INTERNATIONAL AIRCRAFT INVESTORS



                                        By
                                           ----------------------------------
                                        Its Compensation Committee Chairman
                                            ---------------------------------


                                        "EMPLOYEE"



                                        -------------------------------------
                                                  [name]

                                        Michael P. Grella
                                        -------------------------------------

                                        3655 Torrance Blvd., Suite 410
                                        -------------------------------------

                                        Torrance, CA  90503
                                        -------------------------------------
                                              [address]





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